EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the Class A common stock of Exascale Labs Holdings Inc. is filed on behalf of each of us.

Dated:  October 29, 2026

Hack Seed Fund II LP

By:

Hack Seed Fund II GP LLC

Its:

General Partner

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Hack Seed Fund II GP LLC

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Alexander Pack

/s/ Alexander Pack